                          PLEDGE AND SECURITY AGREEMENT

         This PLEDGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of September 26, 2000 made by Primestone Investment Partners L.P., a Delaware limited partnership (the "PLEDGOR"), and Vornado PS, L.L.C., a Delaware limited liability company (the "LENDER").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor has entered into an Amended and Restated Agreement of Limited Partnership (including, without limitation, all exhibits thereto, as amended, supplemented or otherwise modified from time to time, the "PARTNERSHIP AGREEMENT") of Prime Group Realty, L.P., a Delaware limited partnership ("PRIME") dated as of November 17, 1997 among Prime Group Realty Trust, a Maryland real estate investment trust (the "REIT"), and The Nardi Group, L.L.C., a Delaware limited liability company, as the General Partners and the Persons whose names are set forth on Exhibit A thereto, as the Limited Partners;

         WHEREAS, pursuant to the Partnership Agreement the Pledgor is the beneficial and record owner of the number of certificated limited partnership interests issued by Prime pursuant to the Partnership Agreement identified on
Schedule I hereto (the "PRIME OP UNITS");

         WHEREAS, pursuant to the Partnership Agreement the Pledgor has the right, subject to certain conditions, to exchange each OP Unit for one common share of the REIT or, at the option of the REIT, cash equal to the fair market value of such common share of the REIT at the time of exchange;

         WHEREAS, the Pledgor has entered into a Credit Agreement dated as of November 17, 1997 (as the same may from time to time be amended, extended, supplemented, restated or otherwise modified or replaced, the "PRUDENTIAL CREDIT AGREEMENT") between the Pledgor and Prudential Securities Credit Corporation, a Delaware corporation ("PRUDENTIAL"), pursuant to which Prudential agreed to make a loan (the "PRUDENTIAL LOAN") to the Pledgor secured by a first priority security interest in the Pledged Collateral (as hereinafter defined);

         WHEREAS, the Pledgor has entered into the Loan Agreement dated as of the date hereof (as the same may from time to time be amended, extended, supplemented, restated or otherwise modified or replaced, the "LOAN AGREEMENT"; terms used herein, and not otherwise defined herein, are used with the meanings ascribed to them in the Loan Agreement) between the Pledgor, The Prime Group, Inc., Michael W. Reschke and the Lender pursuant to which the Lender has agreed to make a loan (the "LOAN") to the Pledgor in an amount no greater than $62,000,000;

         WHEREAS, the Lender and Prudential have entered into that certain Intercreditor Agreement dated as of the date hereof (as the same may from time to time be amended, extended, supplemented, restated or otherwise modified or replaced, or as the terms thereof may be waived by Prudential, the "INTERCREDITOR AGREEMENT") pursuant to which certain rights of the Lender and Prudential to the Pledged Collateral are governed; and

         WHEREAS, as a condition precedent to the Lender's entering into the Loan Agreement, the Lender has required the Pledgor to grant, assign and pledge, and the Pledgor has agreed to grant, assign and pledge, to the Lender a continuing perfected security interest in and to all its rights, title and interests in the Pledged Collateral (as hereinafter defined), subject only to the Permitted Liens (as defined in the Loan Agreement), to secure all of the obligations of the Pledgor to the Lender under the Loan Agreement, the Note and the other Credit Documents.

         NOW, THEREFORE, Pledgor, intending to be bound hereby, in consideration of the premises hereof, in order to induce the Lender to provide the Loan under and in accordance with the terms of the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees with, and for the benefit of, the Lender as follows:

         SECTION 1. PLEDGE. Pledgor hereby pledges and assigns to the Lender and grants to the Lender a continuing security interest, subject only to the Permitted Liens, in all of its rights, title and interests in and to, whether now owned or existing or hereafter acquired or arising:

         (a)   Prime L.P., including, without limitation, the 7,944,893 Prime
OP Units currently owned by Pledgor, together with all Prime OP Units and other securities distributed in respect of such Prime OP Units and any Prime OP Units or other securities into which such Prime OP Units may be converted or for which such Prime OP Units may be exchanged (collectively, the "PLEDGED PRIME OP UNITS");

         (b) all common shares issued by the REIT in exchange for the Pledged Prime OP Units ("REIT SHARES", and together with the Pledged Prime OP Units, the "PLEDGED SHARES");

         (c) all payments due or to become due to the Pledgor arising out of, as a result of or in connection with the Prime OP Units, whether as distributions of cash or property or otherwise and all of Pledgor's rights arising out of, as a result of or in connection with the Pledged Shares, whether now existing or hereafter arising or acquired, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Shares (including, without limitation, to make determinations, to exercise any election (including, without limitation, election of remedies) or option, to give or receive any notice, consent, amendment, waiver or approval), together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action which, in the opinion of the Lender, may be necessary or advisable in connection with any of the foregoing;

         (d) (i) that certain Registration Rights Agreement dated as of November 17, 1997 (as the same may from time to time be amended, supplemented, restated or modified, the "REGISTRATION RIGHTS AGREEMENT") among the REIT, Prime, The Prime Group, Inc., the Pledgor and the other investors named therein and (ii) the Partnership Agreement, (the Partnership Agreement together with the Registration Rights Agreement collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (A) all rights of the Pledgor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of the Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of the Pledgor for damages arising out of or for breach of or default under the Assigned Agreements, (D) the right of the Pledgor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) the right of the Pledgor to exchange Prime OP Units into REIT Shares, including, without limitation, all income, cash, dividends or other distributions received therefrom;

         (e) the Securities Account (as defined in the Loan Agreement), all balances from time to time in the Securities Account and all earnings, investments, security entitlements, securities and other Financial Assets (as defined in the Uniform Commercial Code) from time to time credited to or deposited in the Securities Account by the Pledgor or on behalf of the Pledgor, and all proceeds, products, dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements, securities and other Financial Assets, and any other similar accounts that may from time to time be designated by the parties hereto as additional collateral hereunder;

         (f) the Deposit Account (as defined in the Loan Agreement), all balances from time to time in the Deposit Account and all earnings, investments, security entitlements and securities from time to time credited to or deposited in the Deposit Account by the Pledgor or on behalf of the Pledgor, and all proceeds, products, dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements and securities, and any other similar accounts that may from time to time be designated by the parties hereto as additional collateral hereunder; and

         (g) all proceeds, products and any replacements of any of the foregoing; all of the foregoing being herein referred to as the "PLEDGED COLLATERAL."

         SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the indefeasible payment of all liabilities, obligations and indebtedness of any and every kind and nature heretofore, now or hereafter owing, arising, due or payable from the Pledgor to the Lender pursuant to the Loan Agreement, the Note and all other Credit Documents to which the Pledgor is a party, however evidenced, created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses or otherwise, whether primary or secondary, direct or indirect, joint or several, contingent or fixed, or otherwise, including the expenses of preparing for and selling any and all of the Pledged Collateral and the reasonable attorneys' fees and legal expenses incurred in connection therewith by the Lender and including, without limitation, obligations of performance, now or hereafter given by the Pledgor to the Lender and whether or not evidenced by promissory notes or other evidence of indebtedness (all such obligations and liabilities being hereinafter collectively referred to as the "OBLIGATIONS"). The Pledgor and the Lender hereby agree that they intend the security interest hereby granted to attach upon the execution of this Agreement.

         SECTION 3. DELIVERY OF PLEDGED COLLATERAL. Except as provided for in the Intercreditor Agreement as it may be amended, modified or waived, should any of the Pledged Collateral at any time be represented or evidenced by a certificate or instrument, such certificates or instruments shall be endorsed, delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the day after the maturity of the Loan (if the Obligations have not been paid in full) or upon the occurrence of an Event of Default under the Loan Agreement and/or the other Credit Documents (any such event being an "ACCELERATION DEFAULT"), the Lender shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral. In addition, the Lender shall have the right, subject to the terms of the Intercreditor Agreement, at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

         (b) The books and records of Prime shall be marked to reflect the transfer of the Pledged Collateral and/or the pledge and security interests granted to the Lender under this Agreement, as applicable.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Lender as follows:

         (a) The Prime OP Units have been, and the REIT Shares upon the exchange of the Prime OP Units for the appropriate number of REIT Shares, will be duly authorized and validly issued, are fully paid and non-assessable and represent, on the Closing Date, the percentage of the issued limited partnership interests of Prime as is set forth on SCHEDULE I hereto; and, except as set forth in the REIT's most current registration statement filed with the SEC and in Section 11(d) of the Loan Agreement, no warrants, subscription rights or options are outstanding with respect to the Pledged Shares.

         (b) It is the legal and beneficial owner of the Prime OP Units as indicated on SCHEDULE I hereto, free and clear of any Liens, adverse claims, security interests, options or other charges or encumbrances, except for the Liens securing the Prudential Loan and the security interests created by this Agreement.

         (c) The pledge of the Pledged Collateral pursuant to this Agreement, together with the delivery to (or as directed by) the Lender of the certificates evidencing the Prime

OP Units and the filing of the appropriate financing statements, create a valid and perfected continuing Lien on and security interest in the Pledged Collateral, securing the indefeasible payment and performance of the Obligations subject only to the Lien securing the Prudential Loan.

         (d) Other than Prudential's consent, no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Persons is required to be obtained or made by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, subject to applicable state and federal securities laws.

         (e) Except as provided for in the Prudential Credit Agreement, there are no restrictions on the transfer of the Pledged Collateral, except such, if any, as are imposed by operation of law. Pledgor has the right to transfer the Pledged Collateral free of any Liens or encumbrances and without the consent of the creditors of the Pledgor (other than the Lender), any persons or any Governmental Authority whatsoever.

         (f) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by Pledgor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or the certificate of incorporation (or an equivalent organizational document) of such Pledgor, Prime or the REIT or any agreement among the partners of Prime, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement or other agreement or instrument to which such Pledgor is a party or by which it is bound or to which any of Pledgor's property or assets is subject, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to such Pledgor or any of its properties, subject to applicable state and federal securities laws.

         (g) Pledgor has full power, right and legal authority to execute, deliver and perform its obligations under this Agreement and has taken all partnership and other actions necessary to authorize the execution and delivery of; and the performance of its obligations hereunder.

         (h) This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally.

         (i) Any assignee of all or any portion of the Pledged Collateral is entitled to receive payments with respect thereto without any defense, counterclaim, setoff, abatement, reduction, recoupment or other claim arising out of the actions of Pledgor.

         (j) There are no actions, suits or proceedings (whether or not purportedly on behalf of Pledgor) pending or, to the knowledge of Pledgor, threatened affecting Pledgor that involve the Pledged Collateral, this Agreement, the Loan Agreement, the Note or any of the other Credit Documents.

         (k) Each Assigned Agreement, a true and complete copy of which has been furnished to the Lender, has been duly authorized, executed and delivered by Prime and the REIT and, to Pledgor's best knowledge, the other parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. There exists no default under each Assigned Agreement by any party thereto. Each of the REIT, and Prime has executed and delivered to the Lender a consent to the assignment of the Assigned Agreement pursuant to the Loan Agreement.

         SECTION 5. FURTHER ASSURANCES. Pledgor hereby agrees that at any time and from time to time, at its expense, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable and whether or not requested by Lender, or that the Lender may reasonably request, in order to perfect and protect any Lien or security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder, subject to applicable state and federal securities laws, with respect to any Pledged Collateral. Pledgor agrees that at any time and from time to time, upon the written request of the Lender and at the cost and expense of the Pledgor, the Pledgor will promptly and duly execute and deliver any and all instruments and documents and take such action as the Lender deems necessary.

         SECTION 6. VOTING RIGHTS; DISTRIBUTIONS, ETC. (a) So long as no Acceleration Default shall have occurred and be continuing:

               (i) Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or any other Credit Document to which Pledgor is a party; PROVIDED, HOWEVER, that (a) Pledgor shall not vote for or consent to, any amendment, supplement, restatement or modification to the Partnership Agreement without the prior written consent of the Lender and (b) Pledgor shall not exercise any other voting right without giving the Lender prior written notice whenever Pledgor shall exercise or refrain from exercising any such voting or other consensual right if such action would have a Material Adverse Effect on the value of the Pledged Collateral or any part thereof.

               (ii) Subject to the terms of the Loan Agreement, the Securities Account Agreement (as defined in the Loan Agreement) and the Deposit Account Agreement (as defined in the Loan Agreement), Pledgor shall be entitled to receive and retain any and all distributions, income, dividends and interest paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all:

                    (A) income, dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

                    (B) income, dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of contributed capital or capital surplus; and

                    (C) all amounts paid, payable or otherwise distributed in respect of redemption of, or in exchange for, any Pledged Collateral,

         shall be forthwith delivered to (or as directed by) the Lender to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with all necessary endorsements).

               (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the distributions, income, dividends, or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

         (b) Upon the occurrence and during the continuance of an Acceleration Default and in accordance with the terms of the Intercreditor
Agreement:

               (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the income, dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such income, dividends and interest payments.

               (ii) All income, dividends and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this
         Section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with all necessary endorsements).

         SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL INTERESTS. (a) Pledgor hereby agrees that it will not (i) sell or otherwise transfer or dispose of, or grant any interest in or option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for
(x) sales permitted pursuant to Section 14(a)(10) of the Loan Agreement, (y) the security interests granted under this Agreement or (z) Permitted Liens.

         (b)   The Pledgor shall at its expense:

               (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their respective terms; and

               (ii) furnish to the Lender promptly upon receipt thereof copies of all notices, requests and other documents received by the Pledgor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to the Lender such information and reports regarding the Assigned Agreements as the Lender may reasonably request and (B) upon request of the Lender make to any other party to the Assigned Agreements such demands and requests for information and reports or as the Pledgor is entitled to make thereunder.

         (c)   The Pledgor shall not without the Lender's prior consent:

               (i) cancel or terminate the Assigned Agreements or consent to or accept any cancellation or termination thereof;

               (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder;

               (iii) waive any default under or breach of the Assigned Agreements; or

               (iv) take any other action in connection with the Assigned Agreements which would impair the value of the interest or rights of the Pledgor thereunder or which would impair the interest or rights of the Lender.

         SECTION 8. LITIGATION RESPECTING THE PLEDGED COLLATERAL. In the event any action, suit or other proceeding at law, in equity, in arbitration or before any court, administrative agency or other authority involving or affecting the Pledged Collateral becomes known to or is contemplated by the Pledgor, Pledgor shall give the Lender immediate notice thereof.

         SECTION 9. LENDER APPOINTED ATTORNEY-IN-FACT. (a) Subject to Prudential's rights and interests under the Prudential Credit Agreement, Pledgor hereby appoints the Lender (and any officer or agent of the Lender with all power of substitution and revocation) Pledgor's true and lawful attorney-in-fact, coupled with an interest, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Lender's discretion to (i) if an Acceleration Default occurs and is continuing, take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (A) to receive, endorse and collect all instruments made payable to Pledgor representing any income, dividend or other distribution in respect of the Pledged Collateral or any part or proceeds thereof and to give full discharge for the same; (B) to transfer the Pledged Collateral, in whole or in part, to the name of the Lender or such other Person or Persons as the Lender may designate, or to cause the Pledged Shares to be transferred on the books of Prime to the name of the Lender; (C) take possession of and endorse any one or more checks, drafts, bills of exchange, money orders or any other documents received on account of the Pledged Collateral; (D) collect, sue for and give acquittances for moneys due on account of the foregoing; withdraw any claims, suits, or proceedings pertaining to or arising out of the foregoing; (E) take any other action contemplated by this Agreement; and (F) sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing, and (ii) at any time execute and record or file on behalf of Pledgor any evidence of a security interest contemplated by this Agreement and any refilings, continuations or extensions thereof.

         (b)   The powers of attorney which shall be granted pursuant to
Section 9(a) hereof and all authority thereby conferred shall be granted and conferred solely to protect the Lender's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the indefeasible payment and performance in full of the Obligations and shall not be terminated prior thereto or affected by any act of the Pledgor or by operation of law, including, but not limited to, dissolution, liquidation, wind-up, death, disability or incompetency of any Person, the termination of any trust, or the occurrence of any other event, and if the Pledgor should become bankrupt, insolvent, or come under the direct regulation of similar laws which affect the rights of creditors generally or any other event should occur before the indefeasible payment and performance in full of the Obligations and termination of the Loan Agreement, the Note and the other Credit Documents, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such event had not occurred and regardless of notice thereof.

         SECTION 10. LENDER MAY PERFORM. If Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

         SECTION 11. REASONABLE CARE. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         SECTION 12.  REMEDIES UPON ACCELERATION DEFAULT.

         (a) Subject to the terms of the Intercreditor Agreement, if any Acceleration Default shall have occurred and be continuing:

               (i) The Lender may notify the obligors or other parties, if any, interested in any items of Pledged Collateral of the interests of the Lender therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Pledgor with respect thereto shall be made to the Lender until the Loan has been indefeasibly paid in full;

               (ii) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York at that time (the "CODE"), and the Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Pledgor hereby agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. At any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Pledged Collateral so sold free from any right or equity of redemption. The Lender shall not be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto. The Lender is hereby authorized to comply with any limitation or restriction in connection with any sale of Pledged Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law or (b) obtain any required approval of the sale or of the purchase by any Governmental Authority, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Lender shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction;

               (iii) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 13 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the indefeasible payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus; and

               (iv) The Lender may otherwise use or deal from time to time with the Pledged Collateral, in whole or in part, in all respects as if the Lender were the outright owner thereof.

         The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

         (b) Except as set forth in Section 12(a)(iii) hereof; the Lender shall have the sole right to determine the order in which Obligations shall be deemed discharged by the application of the Pledged Collateral or any other property or money held hereunder or any amount realized thereon. Any requirement of reasonable notice imposed by law shall be deemed met if such notice is in writing and is mailed, teletransmitted or hand delivered to the Pledgor at least five (5) days prior to the sale, disposition or other event giving rise to such notice requirement.

         (c) The Lender shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by and in accordance with subsection (a) above and shall apply the full proceeds in accordance with the provisions of this Agreement.

         (d)   Notwithstanding the foregoing, none of the provisions of this
Section 12 shall confer on the Lender any rights or privileges that are not permissible under applicable law.

         (e) In connection with the provisions of this Agreement, Pledgor from time to time shall promptly execute and deliver, or cause to be executed and delivered, to the Lender such documents and instruments, and shall join in such notices and shall take, or cause to be taken, such other lawful actions as the Lender shall deem necessary or desirable to enable it to exercise any of the rights with respect to the Pledged Collateral granted to it pursuant to this Agreement.

         SECTION 13. EXPENSES. The Pledgor will, upon demand, pay to the Lender the amount of all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents which the Lender may incur in connection with (i) the perfection, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Lender hereunder, (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, or (iv) any actual or attempted sale, assignment of rights or interests, or exchange of, or any enforcement, collection, compromise or settlement respecting the Pledged Collateral or any other property or money held hereunder, or (v) any other action taken by the Lender hereunder whether directly or as attorney-in-fact pursuant to the power of attorney herein conferred, and all such expenses shall be deemed a part of the Obligations for all purposes of this Agreement and the Lender may apply the Pledged Collateral or any other property or money held hereunder to payment of or reimbursement of itself for such expenses. The Pledgor shall pay all such expenses on demand, together with interest thereon from the date the expense is paid or incurred by the Lender at an interest rate equal to that under the Note (computed on the basis of the actual number of days elapsed over a 360-day year).

         SECTION 14. WAIVERS AND AMENDMENTS, ETC. The rights and remedies given hereby are in addition to all others however arising, but it is not intended that any right or remedy be exercised in any jurisdiction in which such exercise would be prohibited by law. No action, failure to act or knowledge of the Lender shall be deemed to constitute a waiver of any power, right or remedy hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or remedy. Any waiver or consent respecting any covenant, representation, warranty or other term or provision of this Agreement shall be effective only in the specified instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Lender at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner shall affect its rights at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any right or power of the Lender hereunder respecting the Pledged Collateral and any other property or money held hereunder may at the option of the Lender be exercised as to all or any part of the same and the term the "Pledged Collateral" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) the "Pledged Collateral and any other property or money held hereunder or any part thereof." This Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

         SECTION 15. NOTICES. Each notice to, and each demand upon, the Pledgor by the Lender relating to this Agreement and each notice to, and each demand upon, the Lender by the Pledgor relating to this Agreement, shall specifically refer to this

Agreement, and shall be in writing and shall be conclusively deemed to have been received and shall be effective except as explicitly noted hereinabove (i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) five (5) Business Days after the date on which the same is mailed by certified United States mail postage prepaid, return receipt requested and shall be addressed:

         (a)   in the case of the Pledgor, to:

                    Primestone Investment Partners L. P.
                    c/o The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 4200
                    Chicago, Illinois 60601
                    Attention:  Michael W. Reschke
                    Telephone No.:  (312) 917-4201
                    Telecopier No.:  (312) 917-1511


               With copies to:

                    The Prime Group, Inc.
                    77 West Wacker Drive
                    Suite 4200
                    Chicago, Illinois 60601
                    Attention:  Robert J. Rudnik
                    Telephone No.:  (312) 917-4234
                    Telecopier No.:  (312) 917-8442

               and:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, Illinois 60601
                    Attention:  Wayne D. Boberg
                    Telephone No.:  (312) 558-5882
                    Telecopier No.:  (312) 558-5700

         (b)   in the case of the Lender, to:

                    Vornado PS, L.L.C.
                    c/o Vornado Realty Trust
                    888 Seventh Avenue
                    New York, New York 10019
                    Attention:  President
                    Telephone No.:  (212) 894-7000
                    Telecopier No.:  (212) 894-7996

               With a copy to:

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York 10004
                    Attention:  Gary Israel, Esq.
                    Telephone No.:  (212) 558-4005
                    Telecopier No.:  (212) 558-3588

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

         SECTION 16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing perfected Lien on (subject only to the Lien securing the Prudential
Loan) and security interest in the Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full or performance of the Loan, (ii) be binding upon Pledgor, its successors and assigns and (iii) inure to the benefit of the Lender and its successors, transferees and assigns. Upon the indefeasible payment in full or performance of the Loan, Pledgor shall be entitled to the return at its out-of-pocket expense, if any, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement and/or applicable law.

         SECTION 17. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision were deleted.

         SECTION 18. SURVIVAL OF REPRESENTATIONS, ETC. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts due under the Loan Agreement, the Note and the other Credit Documents have been indefeasibly paid in full. This Agreement shall remain and continue in full force and effect without regard to any modification, execution, renewal, amendment or waiver of any provision of any of the Loan Agreement, the Note or any other Credit Document.

         SECTION 19. TERMINATION AND MISCELLANEOUS PROVISIONS. This Agreement shall continue in full force and effect until all of the Obligations shall have been indefeasibly paid and satisfied. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and assigns. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 20. ENTIRE AGREEMENT. This Agreement, the Loan Agreement and the other Credit Documents contain the entire agreement of the parties and supersedes all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein.

         SECTION 21. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflict of laws provisions. Unless otherwise defined herein or in the Loan Agreement. terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

         SECTION 22. DISCLOSURE LIMITATION OF LIABILITY. No claim may be made by Pledgor or any other Person against the Lender or its affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Credit Documents, or any act, omission or event occurring in connection herewith or therewith; and Pledgor hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         IN WITNESS WHEREOF, the Pledgor and the Lender have each caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                  PRIMESTONE INVESTMENT PARTNERS L.P.

                                  By:  PG/Primestone, L.L.C.,
                                       Its general partner

                                       By:  The Prime Group, Inc.,
                                            Its Administrative Member

                                            By: ______________________
                                                  Name:
                                                  Title:

                                  VORNADO PS, L.L.C.

                                  By:  Vornado Realty, L.P.,
                                       Its sole member

                                       By:  Vornado Realty Trust,
                                            Its general partner

                                            By: _______________________
                                                   Name:
                                                   Title:

                                   SCHEDULE I


--------------------------------------------------------------------------------------------------------------------
Pledgor                     Issuer          Class of Interest       Certificate   No. of Pledged     Percentage
-------                     ------          -----------------           No.          Shares of        of Total
                                                                        ---          Interest        Outstanding
                                                                                     --------        -----------
--------------------------------------------------------------------------------------------------------------------
Primestone Investment       Prime Group     Limited Partnership         19          7,944,893             35.5%
Partners L.P.               Realty, L.P.    Interest Common Units
--------------------------------------------------------------------------------------------------------------------